UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2018 (November 27, 2018)

FB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Commerce Street, Suite 300 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

(615) 564-1212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2018, Tennessee Governor-elect Bill Lee announced the appointment of Stuart C. McWhorter to his cabinet as Commissioner of the Department of Finance and Administration, effective January 19, 2019. In connection with this announcement and on that same day, Mr. McWhorter notified FB Financial Corporation (the “Company”) of his planned retirement as a member of the Boards of Directors (the “Boards”) of the Company and its wholly owned subsidiary, FirstBank, effective January 18, 2019. As a result of his retirement from the Boards, Mr. McWhorter will also be retiring from the Company’s Audit Committee, Compensation Committee, and Capital Committee and from FirstBank’s Compliance Oversight Committee. The Company plans to replace Mr. McWhorter on the Audit Committee and as the Chair of the Compensation Committee before the effective date of his retirement.

On November 29, 2018, Mr. McWhorter provided the Company with written notice confirming that his retirement is not the result of any disagreements with the Company or FirstBank on any matter relating to the operations, policies or practices of the Company or FirstBank during the course of his service on the Boards and is solely related to his government appointment.

Item 7.01 Regulation FD Disclosure.

The information disclosed under Item 5.02(b) of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer and Secretary

Date: November 30, 2018